As filed with the Securities and Exchange Commission on April 29, 1999
                                          Registration Statement No. 333-76373

==============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              __________________
                                AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              __________________

                           LASALLE HOTEL PROPERTIES
          (Exact name of each registrant as specified in its charter)
         MARYLAND                                      36-4219376
(State or other jurisdiction of         (I.R.S. employer identification number)
 incorporation or organization)
                          1401 EYE STREET, SUITE 900
                            NW WASHINGTON, DC 20005
                                (202) 222-2600
 (Address, including zip code, and telephone number, including area code, of each registrant's principal executive office)

                                 JON E. BORTZ
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           LASALLE HOTEL PROPERTIES
                          1401 EYE STREET, SUITE 900
                            NW WASHINGTON, DC 20005
                                (202) 222-2600
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ___________________
                                   Copy to:
                            MICHAEL F. TAYLOR, ESQ.
                               BROWN & WOOD LLP
                      ONE WORLD TRADE CENTER, 58TH FLOOR
                             NEW YORK, N.Y. 10048
                              ___________________
         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
    From time to time after this Registration Statement becomes effective.
                              ___________________

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box./_/

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box./X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./_/

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./_/

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box./X/
                              ___________________

                        CALCULATION OF REGISTRATION FEE
==============================================================================

     Title of Class of                                    Proposed Maximum           Proposed Maximum
      Securities to be            Amount To Be         Aggregate Price per     Aggregate Offering Price     Amount of Registration
       Registered(1)               Registered            Common Share(1)                  (1)                     Fee(1)(2)
-----------------------     ---------------------   -----------------------    -------------------------    ----------------------
Common Shares of Beneficial
Interest, $.01 par value
per share                          4,462,292                 $12.875                  $57,452,010                  $15,972
-----------------------     ---------------------   -----------------------    -------------------------    ----------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with the Rule 457(c) based on the average of the high and low reported sales prices on the New York Stock Exchange on April 12, 1998.

(2)  Previously paid.

The Registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on the date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     This Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (the "Registration Statement") consists of the following:

(1)      Facing Sheet of the Registration Statement; and

(2)      Part 2 of the Registration Statement (including signature page).

     Part 1 is incorporated by reference from the initial filing of the Registration Statement (File No. 333-76373) filed with the Securities and Exchange Commission on April 15, 1999.


                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

         Item 14. Other Expenses of Issuance and Distribution


     The following sets forth the estimated fees and expenses payable by the Company in connection with the issuance and distribution of the securities being registered:

   Securities and Exchange Commission Registration Fee............ $15,972
   Printing and Duplicating Expenses..............................  10,000
   Legal Fees and Expenses........................................  50,000
   Accounting Fees and Expenses...................................   3,000
   Miscellaneous..................................................  10,000
                                                                    ------
   Total                                                           $88,972
                                                                    ======

         Item 15.  Indemnification of Directors and Officers.

     The Company's officers and trustees are and will be indemnified under Maryland and Delaware law, the Declaration of Trust and Bylaws of the Company and the Partnership Agreement of the Operating Partnership against certain liabilities. The Declaration of Trust of the Company requires it to indemnify its trustees and officers to the fullest extent permitted from time to time under Maryland law.

     The Declaration of Trust of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former trustee or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee or officer of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status.

     The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served as a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

     The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by Maryland Law for directors and officers of Maryland corporations. Maryland Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or
(ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland Law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with Maryland Law, the Bylaws of the Company require it, as a condition to advance expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

     The Company has entered into indemnification agreements with each of its trustees and officers. The indemnification agreements require, among other things, that the Company indemnify its trustees and officers to the fullest extent permitted by law and advance to its trustees and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees or officers pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

         Item 16.  Exhibits.

        1  -        Form of Underwriting Agreement.(1)
        5           Opinion and Consent of Brown & Wood llp as to the
                    legality of the Securities.(2)
        8  -        Opinion and Consent of Brown & Wood llp as to tax matters.
     23.2  -        Consent of KPMG LLP.(2)
       24  -        Power of attorney.(2)
_______________
(1) To be filed by amendment or incorporated by reference in connection with the offered shares.
(2) Previously filed as an exhibit to this Registration Statement filed with the Securities and Exchange Commission on April 15, 1999.

         Item 17. Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, partners and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer, partner or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, partner or controlling person in connection with the securities being registered, the applicable Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, LaSalle Hotel Properties certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, DC, on April 28, 1999.

                                             LASALLE HOTEL PROPERTIES




                                             By:/s/ Hans S. Weger
                                                    Hans S. Weger
                                                    Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                       Title                       Date
                           Chairman of the Board of Trustees
   Stuart L. Scott*
   ________________
   Stuart L. Scott
                           President, Chief Executive Officer
   Jon E. Bortz*           and Trustee
   ________________
   Jon E. Bortz

   Darryl Hartley Leonard* Trustee
   ________________
   Darryl Hartley-Leonard

   George F. Little, II*   Trustee
   ________________
   George F. Little, II

   Donald S. Perkins *     Trustee
   ________________
   Donald S. Perkins

   Shimon Topor*           Trustee
   ________________
   Shimon Topor

   Donald A. Washburn*     Trustee
   ------------------
   Donald A. Washburn


   *By:/s/ Hans S. Weger                                     April 28, 1999
       -------------------
           Hans S. Weger
           Attorney-in-Fact

                                 Exhibit Index


  Exhibits                                Description
-----------                              ------------
     1     -    Form of Underwriting Agreement.(1)
     5          Opinion and Consent of Brown & Wood llp as to the legality of the Securities.(2)
     8     -    Opinion and Consent of Brown & Wood llp as to tax matters.
  23.2     -    Consent of KPMG LLP.(2)
    24     -    Power of attorney.(2)
_________________

(1) To be filed by amendment or incorporated by reference in connection with the offered shares.
(2) Previously filed as an Exhibit to this Registration Statement filed with the Securities and Exchange Commission on April 15, 1999.